TRANSFER AND ASSIGNMENT OF ASSETS
AND ASSUMPTION OF LIABILITIES

This Transfer and Assignment of Assets and Assumption of Liabilities (“Assignment and Assumption”) is being executed and delivered by the undersigned pursuant to and in accordance with the terms and provisions of that certain Share Exchange Agreement dated July 17, 2009 by and among the Assignor, Abdul Ladha, Hanifa Ladha, Top Favour Limited and the shareholders of Top Favour Limited, as amended (the “Exchange Agreement”).

On this 5th day of February 2010 (the “Closing Date”) Ableauctions.com, Inc. (“Assignor”) hereby absolutely transfers, assigns, sets-over and conveys, irrevocably and without recourse, to Able Holdings (U.S), Inc. (“Assignee”) as trustee of the Able (U.S.) Liquidating Trust (the “Trust”) created under that certain Liquidating Trust Agreement dated February 5, 2010 (the “Trust Agreement”), any and all assets, both tangible and intangible, owned by the Assignor (the “Assets”) (however excluding the capital stock of Top Favour Limited)  immediately following the consummation of the acquisition of Top Favour Limited (the “Acquisition”) in accordance with the Exchange Agreement, including, without limitation, the following:

(i) all of the issued and outstanding shares or other interests in and to the Assignor’s subsidiaries, joint ventures, partnerships, limited partnerships, limited liability companies or other business entities including, without limitation, Unlimited Closeouts Inc., Icollector.com Technologies, Ltd., Rapidfusion Technologies Inc., Axion Investment Corporation, Gruv Holdings Corporation, AAC Holdings Ltd., iTrustee.com International Ltd., iCollector International, Ltd., Ableauctions.com (Washington), Inc.Township Holdings Ltd. and Surrey Central City Ltd.

(ii) cash on deposit or cash received prior to the Acquisition and all accounts, including, without limitation, deposit accounts, investment accounts, all present and future rights of the Assignor to payment for services rendered, all accounts receivable (billed and unbilled), notes receivable, contract rights, book debts, receipts in transit, credits, pre-paid expenses, deferred charges, advance payments, lease and other security deposits, rights to escrows, and pre-paid items relating to contracts, claims for refunds debentures, drafts and other obligations or indebtedness owing to the Assignor, no matter how they arise (including, without limitation, any such obligation that might be characterized as an account, contract right or general intangible under the UCC in effect in any jurisdiction);

(iii) all inventory, including, without limitation, all goods, merchandise and other personal property, now owned by the Assignor;

(iv) all intellectual property, including, without limitation, royalty rights, copyrights, trademarks and domain names;

(v) all real property owned by the Assignor directly or through its subsidiaries;

(vi) all contract rights including without limitation leases and options and the documents evidencing such rights, all insurance policies, and all rights and claims of Assignor , whether matured, contingent or otherwise, against third parties relating to the Assets  ;

(vii) all furniture, fixtures, supplies, and computer and other equipment;

(viii) all right of Assignor under the Exchange Agreement; and

(viii) all books and records relating to the Assignor and its subsidiaries, joint ventures, partnerships, limited partnerships, limited liability companies or other business entities existing prior to the Closing Date, including, without limitation, indemnity agreements, tax returns, workpapers and schedules, organizational documents, minute books and stock ledgers, stock certificates, membership certificates or other evidences of ownership, SEC reports and filings, files relating to Assignor’s listing on the NYSE American Stock Exchange, employee records, bank statements, books of account and other financial records, electronic mail and electronic documents, customer and vendor lists and files, designs, drawings, price lists, marketing plans, sales records and records related to the purchase to or sale by Assignor of any assets; provided, however, that assigned Assets shall exclude shares of the capital stock of Top Favour and assets held by Top Favour or its subsidiaries or affiliates, and any assets that may be acquired after the Closing Date by Top Favour that do not relate to the business and operations of the Assignor.

The Assignor represents and warrants that the Assignor is the owner and holder of the Assets being assigned by the Assignor pursuant to the terms hereof, has good and marketable title thereto, and has the requisite corporate power and authority to transfer title of the Assets to the Assignee pursuant to this Assignment and Assumption.  The Assignor represents that this Assignment and Assumption has been duly authorized and that the person signing for same has full power and authority in the premises.

All terms not defined in the following two paragraphs have the definitions ascribed to them in the Trust Agreement.

It is intended that the granting, assignment and conveyance of the Assets by the Assignor to the Assignee pursuant to the terms hereof shall be treated for United States Federal and state income tax purposes and for Canadian tax purposes as the Assignor having made such distributions directly to the shareholders of the Assignor immediately prior to the reverse stock split occurring on the Closing Date (the “Shareholders”) who are the beneficiaries of the Distribution Trusts and that such Assets were thereafter contributed by the Shareholders to the Distribution Trusts and in turn, to the Liquidating Trust.  It is further intended that for Federal, state and local income tax purposes the Liquidating Trust shall be treated as a “liquidating trust” under Treasury Regulations Section 301.7701-4(d) and any analogous provision of state or local law, and the beneficiaries of the Distribution Trusts shall be treated as owners, through the Distribution Trusts of their respective share of the Trust Assets pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”) and any analogous provision of state or local law, and shall be taxed on their respective share of the Liquidating Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law.  The Assignee shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the Treasury Regulations, or as may be required under applicable provisions of Canadian tax laws.

By executing this Assignment and Assumption, the Assignee hereby expressly assumes, and agrees to pay or otherwise perform or discharge, the Assignor’s liabilities including, without limitation (i) all of the Assignor’s unsatisfied debts, claims, commitments, suits, obligations, and other liabilities, (whether absolute, accrued, asserted or unasserted, fixed, contingent, liquidated, unliquidated or otherwise) arising out of the Assignor’s ownership of the Assets and from the operation of the Assignor’s business or other activities of the Assignor prior to the Closing Date including, without limitation, contractual obligations (including lease obligations), local, state and federal taxes, license fees, accrued and unpaid costs of overhead, employment related liabilities (including wages, vacation days, unused sick pay claims, severance and liabilities related to employment agreements, employee benefit plans and collective bargaining agreements), liabilities that may arise from adverse claims, disputes, proceedings, audits, investigations or inquiries (asserted, instituted or rendered, or otherwise existing or occurring, prior to, on or at any time after, the date of the Acquisition) arising out of the Assignor’s ownership of the Assets, from the operation of the Assignor’s business or other activities of the Assignor prior to the Closing Date, accounts payable and trade debts and commitments based on express or implied warranties, and any taxes, fees, expenses, liabilities, debts or obligations of the Assignor relating to the Acquisition; (ii) the indemnification liabilities and the Assignor’s indemnification responsibilities as set forth in or arising under (A) its Articles of Incorporation (as amended) or Bylaws (as amended) prior to the Closing Date, (B) the Assignor’s obligations under the Exchange Agreement, including but not limited to the indemnification obligations set forth in Article 5 thereof, (C) the Closing Letter dated February 2, 2010, by and among the parties to the Exchange Agreement and the Liquidating Trust, and (D) any indemnity agreements entered into with its officers and directors; and (iii) any costs and expenses incurred or to be incurred in connection with the administration of the Trust and liquidation of the Assets transferred to the Trust herein.

The Assignor and the Assignee hereby agree and acknowledge that Top Favour and the Top Favour Shareholders are third party beneficiaries of, and have acted in reliance upon, this Assignment and Assumption.  This Assignment and Assumption may not be amended, terminated or nullified without the express written consent of Top Favour and the Top Favour Shareholders.

[Signature page follows]

THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF.

Dated:  February 5, 2010

ASSIGNOR:

ABLEAUCTIONS.COM, INC.

By: /s/ Abdul Ladha
     Abdul Ladha, President

ASSIGNEE:

ABLE HOLDINGS (U.S.), INC.

By: /s/ Abdul Ladha
      Abdul Ladha, Chairman